Exhibit 99

News Release

Contact:	Dan McClain (Media)
(310) 201-3335

Paul Gregory (Investors)
(310) 201-1634
Northrop Grumman Reports Second Quarter 2009 Financial Results
•	Sales Increase 4 Percent to $8.96 Billion

•	GAAP EPS from Continuing Operations of $1.21

•	2009 GAAP EPS Guidance Confirmed at $4.65 to $4.90

•	Pension-adjusted EPS Increase 7 Percent to $1.36

•	Cash from Operations of $830 Million

•	Free Cash Flow of $676 Million

•	5.8 Million Shares Repurchased
     LOS ANGELES — July 23, 2009 — Northrop Grumman Corporation (NYSE: NOC) reported that second quarter 2009 earnings from continuing operations totaled $394 million, or $1.21 per diluted share, compared with $483 million, or $1.40 per diluted share, in the second quarter of 2008. Second quarter 2009 net pension adjustment (FAS/CAS) reduced earnings from continuing operations by $49 million, or $0.15 per diluted share, compared with an increase to earnings from continuing operations of $45 million, or $0.13 per diluted share, in the second quarter of 2008.
     Second quarter 2009 earnings included a net $64 million pre-tax gain, or $0.13 per diluted share, for legal matters, as well as a $105 million pre-tax charge, or $0.21 per diluted share, for cost increases in the estimates to complete several ships under construction at the company’s Gulf Coast shipyards.
     Sales for the 2009 second quarter increased 4 percent to $8.96 billion from $8.63 billion in the 2008 second quarter. Second quarter 2009 sales were reduced by $100 million due to the estimate to complete adjustments in Shipbuilding. In the 2009 second quarter, $830 million of cash was provided by operations, compared with $607 million of cash provided by operations in the prior year period.
     “Overall, our portfolio continues to perform well. This quarter’s financial results reflect higher pension costs and the aggressive actions we are taking to drive improvement in our Gulf Coast shipbuilding programs. Our year-to-date performance is on-track and we are confirming our 2009 guidance for sales, EPS and cash generation,” said Ronald D. Sugar, chairman and chief executive officer.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	2
Financial Highlights

	Second Quarter		Six Months
($ in millions except per share amounts)	2009	2008	2009	2008

Sales	$8,957	$8,628	$17,277	$16,352

Segment operating income[1]	$719	$784	$1,510	$1,242
as a % of sales	8.0%	9.1%	8.7%	7.6%

Operating income	$653	$806	$1,308	$1,270
as a % of sales	7.3%	9.3%	7.6%	7.8%

Diluted EPS from continuing operations	$1.21	$1.40	$2.38	$2.15

Average diluted shares outstanding, in millions	325.8	344.1	328.9	346.7

Cash provided by operations	$830	$607	$658	$801

Free cash flow[2]	$676	$431	$324	$447

[1]	Segment operating income is a non-GAAP measure used as an internal measure of financial performance for the five sectors and is reconciled to operating income in the “Business Results” table presented later in this press release.

[2]	Free cash flow is a non-GAAP measure defined as cash from operations less capital expenditures and outsourcing contract & related software costs. Management uses free cash flow as an internal measure of financial performance. Free cash flow is reconciled to cash from operations in the “Cash Flow Highlights” table presented later in this press release.
     Operating income for the 2009 second quarter totaled $653 million compared with $806 million in the prior year period. The change reflects a $145 million increase in net pension expense and a $112 million decrease in Shipbuilding operating income, which were partially offset by a $64 million improvement in unallocated expenses principally due to the settlement of certain legal matters. As a percent of sales, operating income declined to 7.3 percent from 9.3 percent in the prior year period.
     As reconciled below, pension-adjusted operating income totaled 8.1 percent of sales for the second quarter 2009 compared with 8.5 percent of sales for the second quarter 2008. Second quarter 2009 pension-adjusted earnings per share from continuing operations increased 7 percent to $1.36 from $1.27 for the prior year period.
     Federal and foreign income taxes for the 2009 second quarter declined to $202 million from $256 million in the second quarter of 2008. The effective tax rate applied to earnings from continuing operations for the 2009 second quarter was 33.9 percent compared with 34.6 percent in the 2008 second quarter.
     Earnings per share are based on weighted average diluted shares outstanding of 325.8 million for the second quarter of 2009 and 344.1 million for the second quarter of 2008. During the second quarter of 2009 the company repurchased approximately 5.8 million shares of its common stock.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	3
     New business awards totaled $7.5 billion in the second quarter 2009. Total backlog, which includes funded backlog and firm orders for which funding is not currently contractually obligated by the customer, was $70.4 billion as of June 30, 2009, compared with $76.9 billion at March 31, 2009. During the second quarter the U.S. government terminated for convenience the Kinetic Energy Interceptor program. As a result of the termination, total backlog was reduced by $5.1 billion.
Pension-adjusted Results

	Second Quarter		Six Months
($ in millions except per share amounts)	2009	2008	2009	2008

Sales	$8,957	$8,628	$17,277	$16,352

Operating income	$653	$806	$1,308	$1,270
as a % of sales	7.3%	9.3%	7.6%	7.8%
Net pension adjustment[1]	76	(69)	152	(128)

Pension-adjusted operating income[2]	$729	$737	$1,460	$1,142
Pension-adjusted operating margin %[2]	8.1%	8.5%	8.5%	7.0%

Earnings from continuing operations	$394	$483	$783	$746
Net pension adjustment, after-tax	49	(45)	99	(83)

Pension-adjusted earnings from continuing operations[3]	$443	$438	$882	$663

Diluted EPS from continuing operations	$1.21	$1.40	$2.38	$2.15
Net pension adjustment	0.15	(0.13)	0.30	(0.24)

Pension-adjusted diluted EPS from continuing operations[4]	$1.36	$1.27	$2.68	$1.91
Weighted average diluted shares outstanding, in millions	325.8	344.1	328.9	346.7

[1]	Net pension adjustment is a non-GAAP measure defined as pension expense determined in accordance with GAAP less pension expense allocated to the business segments under U.S. Government Cost Accounting Standards.

[2]	Pension-adjusted operating income and margin % are non-GAAP measures defined as operating income before net pension adjustment and as a % of sales. Both are reconciled above. Management uses pension-adjusted operating income and margin % as internal measures of the financial performance of the company.

[3]	Pension-adjusted earnings from continuing operations is a non-GAAP measure defined as earnings from continuing operations excluding net pension adjustment, after-tax at the statutory rate of 35%. Management uses pension-adjusted earnings from continuing operations as a performance metric for operating results.

[4]	Pension-adjusted diluted EPS from continuing operations is a non-GAAP measure defined as diluted EPS from continuing operations available to common shareholders excluding net pension adjustment, after-tax at the statutory rate of 35%. Management uses pension-adjusted diluted EPS as a performance metric for operating results.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	4
Cash Flow Highlights

	Second Quarter			Six Months
($ millions)	2009	2008	Change	2009	2008	Change

Before discretionary pension pre-funding	$742	$607	$135	$784	$801	$(17)

Discretionary pension pre-funding impact	88		88	(126)		(126)

Cash provided by operations	830	607	223	658	801	(143)

Less:

Capital expenditures	135	134	(1)	297	277	(20)
Outsourcing contract & related software costs	19	42	23	37	77	40

Free cash flow	$676	$431	$245	$324	$447	$(123)
Discretionary pension pre-funding impact is the impact to cash provided by operations resulting from the company’s discretionary pension contributions. The company made a discretionary pension contribution of $214 million in the first quarter of 2009, and anticipates total discretionary pension contributions of $500 million for the year. Cash income taxes were reduced by $88 million in the second quarter of 2009, for these anticipated contributions resulting in a net impact to cash provided by operations of $126 million through June 30, 2009.
Cash provided by operations in the 2009 second quarter totaled $830 million compared with $607 million in the prior year period. The improvement is due to lower working capital than in the prior year period. Second quarter 2009 free cash flow totaled $676 million compared with free cash flow of $431 million in the prior year period.
Cash Measurements, Debt and Capital Deployment

($ millions)	6/30/2009	12/31/2008

Cash & cash equivalents	$1,056	$1,504
Total debt	3,868	3,944
Net debt[1]	2,812	2,440
Net debt to total capital ratio[2]	18%	15%

[1]	Total debt less cash and cash equivalents.

[2]	Net debt divided by the sum of shareholders’ equity and total debt.
     Changes in cash and cash equivalents include the following cash deployment and financing actions during the quarter:
•	$273 million for share repurchases
•	$135 million for capital expenditures and $19 million for outsourcing contract and related software costs
•	$138 million for dividends
•	$72 million principal payments of long term debt
•	$33 million for businesses purchased, net of cash acquired

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	5
Settlement of Legal Matters
     As previously reported, on April 2 the company reached an agreement with the U.S. government to settle two legal matters: the Department of Justice’s microelectronics claim and the company’s claim against the U.S. government related to the award, performance and termination of the Tri-Service Standoff Attack Missile (TSSAM) program. While the stated settlement amounts for the two claims were equal and therefore offset each other, the company had previously recorded a provision for the microelectronics claim. After legal costs and provisions for litigation matters, the company recorded a net pre-tax gain of $64 million in the 2009 second quarter.
2009 Guidance Confirmed

Sales	~$34.5B
Diluted EPS from continuing operations	$4.65 - $4.90
Cash from operations*	$2.7B - 3.2B
Free cash flow*	$1.9B - 2.4B

*	Before $500 million discretionary pension plan contribution.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	6
Business Results
Consolidated Sales & Segment Operating Income
($ millions)

	Second Quarter				Six Months
	2009	2008	Change	2009	2008	Change

Sales
Aerospace Systems	$2,673	$2,472	8%	$5,129	$4,833	6%
Electronic Systems	1,967	1,665	18%	3,755	3,210	17%
Information Systems	2,585	2,512	3%	5,076	4,810	6%
Shipbuilding	1,524	1,688	(10%)	2,899	2,952	(2%)
Technical Services	702	634	11%	1,334	1,192	12%
Intersegment eliminations	(494)	(343)		(916)	(645)

	$8,957	$8,628	4%	$17,277	$16,352	6%

Segment operating income
Aerospace Systems	$257	$236	9%	$515	$488	6%
Electronic Systems	251	201	25%	480	410	17%
Information Systems	204	207	(1%)	427	419	2%
Shipbuilding	14	126	(89%)	98	(92)	NM
Technical Services	43	42	2%	80	71	13%
Intersegment eliminations	(50)	(28)		(90)	(54)

Segment operating income	$719	$784	(8%)	$1,510	$1,242	22%
as a % of sales	8.0%	9.1%	(110 bps)	8.7%	7.6%	110 bps

Reconciliation to operating income:
Unallocated expenses	$21	$(43)		$(32)	$(75)
Net pension adjustment	(76)	69		(152)	128
Reversal of royalty income included above	(11)	(4)		(18)	(25)

Operating income	$653	$806	(19%)	$1,308	$1,270	3%
as a % of sales	7.3%	9.3%	(200 bps)	7.6%	7.8%	(20 bps)
     Beginning in the first quarter of 2009, operating results for all periods presented reflect the realignment of the former Mission Systems and Information Technology sectors into Information Systems and the realignment of the former Integrated Systems and Space Technology sectors into Aerospace Systems. In addition, the presentation reflects the transfer of certain businesses from Information Systems and Electronic Systems to Technical Services. Schedule 6 provides previously reported quarterly financial results revised to reflect the current reporting structure.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	7
Aerospace Systems

Second Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$2,673	$257	9.6%	$2,472	$236	9.5%

     Aerospace Systems second quarter 2009 sales increased 8 percent, principally due to higher volume for manned aircraft programs such as F/A-18, F-35, Joint STARS, E-2C, and B-2; unmanned aircraft programs, including Broad Area Maritime Surveillance (BAMS) Unmanned Aerial System, Global Hawk, and Navy Unmanned Combat Air Systems Carrier (N-UCAS); and restricted programs. Higher volume for these programs was partially offset by lower volume for the Intercontinental Ballistic Missile (ICBM) and the National Polar-orbiting Operational Environmental Satellite System (NPOESS) programs.
     Aerospace Systems operating income rose 9 percent, and as a percent of sales, was comparable to the prior year period at 9.6 percent. The increase in operating income is due to higher volume.
Electronic Systems

Second Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$1,967	$251	12.8%	$1,665	$201	12.1%

     Electronic Systems second quarter 2009 sales increased 18 percent. The increase reflects higher deliveries of Large Aircraft Infrared Countermeasures (LAIRCM) systems; higher volume for the Space Based Infrared System (SBIRS) program; higher volume for postal automation programs, and higher intercompany sales for aerospace and naval & marine programs.
     Electronic Systems second quarter 2009 operating income rose 25 percent, and as a percent of sales increased to 12.8 percent from 12.1 percent in the prior year period. The increases in operating income and margin rate are due to higher volume and improved program performance.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	8
Information Systems

Second Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$2,585	$204	7.9%	$2,512	$207	8.2%

     Information Systems second quarter 2009 sales increased 3 percent due to higher sales for intelligence and defense programs. The higher volume for these programs was partially offset by lower volume for state and local programs.
     Information Systems operating income declined slightly in the 2009 second quarter. As a percent of sales, operating income was 7.9 percent compared with 8.2 percent in the prior year period. The declines were principally due to lower performance for state and local programs.
Shipbuilding

Second Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$1,524	$14	0.9%	$1,688	$126	7.5%

     Shipbuilding second quarter 2009 sales decreased 10 percent primarily due to lower volume for expeditionary warfare programs than in the prior year period. These declines were partially offset by higher volume for submarine programs. Lower expeditionary warfare volume was principally due to a $100 million revenue reduction related to the revised estimates to complete LPD-class ships and the LHA 6. Lower expeditionary warfare volume also reflects the delivery of the LHD 8.
     Shipbuilding operating income for the 2009 second quarter declined to $14 million from $126 million in the second quarter of 2008. Second quarter 2009 operating income includes a $105 million pre-tax charge to reflect higher estimates to complete LPD-class ships and the LHA 6. These adjustments reflect additional expense to improve design, engineering, production and quality processes. The adjustments for the LPD class primarily reflect increased production cost estimates. The LHA 6 adjustment reflects increased investment to mature the ship’s engineering and design work and reduce future production risk.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	9
Technical Services

Second Quarter ($ millions)
	2009			2008
	Operating			Operating
Sales	Income	% of Sales	Sales	Income	% of Sales

$702	$43	6.1%	$634	$42	6.6%

     Technical Services sales increased 11 percent due to higher volume for life cycle optimization & engineering, and training & simulation programs. Operating income increased 2 percent, and as a percent of sales, was 6.1 percent compared with 6.6 percent in the prior year period. The lower margin rate in the second quarter of 2009 reflects a change in program mix from the prior year period.
Second Quarter Highlights
•	The U.S. Army awarded a 10-year ID/IQ contract potentially valued at $2.4 billion to Northrop Grumman Cobham Intercoms LLC, a company formed by Northrop Grumman and Cobham, to provide the VIS-X Vehicular Intercommunication System Expanded for the service’s Communications and Electronics Command. One of the losing competitors subsequently filed a protest with the General Accounting Office, which has until October 28, 2009 to issue a decision regarding the protest.

•	The U.S. Navy awarded Northrop Grumman a follow-on contract valued at $432 million for production of four E-2D Advanced Hawkeye aircraft, as well as associated engineering and testing.

•	Northrop Grumman was one of three contractors selected by the U.S. Air Force to provide weapon system sustainment for the A-10 Thunderbolt II. The company will support both A-10As and Cs under the 10-year Thunderbolt Life-cycle Program Support ID/IQ quantity contract. The contract has a total ceiling value of $1.6 billion, collectively.

•	The U.S. Air Force awarded Northrop Grumman a $276 million contract for fielding and operational deployment of the Battlefield Airborne Communications Node (BACN), an airborne communications system that provides warfighters with critical real-time battlefield information. The tasking includes installing BACN on two Global Hawk Block 20 unmanned aircraft.

•	Northrop Grumman received a U.S. Army Intelligence and Security Command contract potentially worth $430 million to continue providing information operations support to the Army and other military forces.

•	The U.S. Navy awarded Northrop Grumman a $214 million cost-plus-fixed-fee

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	10
advance procurement contract for long lead materials for LPD 26, the tenth amphibious transport dock ship of the USS San Antonio (LPD 17) class.

•	The U.S. Department of Defense selected Northrop Grumman as one of four companies to receive a contract to provide radio frequency identification (RFID) hardware, software, and engineering services under the RFID III contract. RFID III is a multiple award, ID/IQ contract with a $429 million ceiling available for task order awards.

•	Northrop Grumman was one of 59 companies that received awards to deliver cost-effective information technology solutions to the U.S. federal government under the U.S. General Services Administration (GSA) Alliant contract. Alliant’s ceiling is valued at up to $50 billion for all task order awards.

•	The U. S. Navy awarded Northrop Grumman a $98 million ID/IQ contract for the Maritime Laser Demonstration Program technology demonstration.

•	Northrop Grumman delivered the nation’s newest and most advanced nuclear-powered aircraft carrier, USS George H. W. Bush (CVN 77). The 10th and final Nimitz-class aircraft carrier was constructed by the company’s Shipbuilding sector in Newport News, Va.

•	In a historic milestone for municipal first responder communications, New York City and Northrop Grumman announced that the New York City Wireless Network (NYCWiN) is operational citywide. NYCWiN is a high-speed, mobile data network representing the most aggressive commitment by any municipality in the United States to provide a next-generation public safety infrastructure. The network is now operational across New York City’s more than 300 square miles and exceeds requirements for coverage and data throughput speed.

•	Northrop Grumman delivered to the U.S. Navy one of the nation’s newest and most advanced ships, the amphibious-assault ship Makin Island (LHD 8).

•	Northrop Grumman completed delivery of both Space Tracking and Surveillance System (STSS) demonstration satellites on June 25, 2009, when the second satellite arrived at the U.S. Air Force’s Cape Canaveral Air Station for launch preparation.

•	Northrop Grumman christened the company’s 27th Aegis guided missile destroyer Gravely (DDG 107).

•	Northrop Grumman delivered the center/aft fuselage section for the first F/A-18F Super Hornet for the Royal Australian Air Force (RAAF), the first international customer for the multirole fighter aircraft.

•	Northrop Grumman reached a major milestone in the development and production of the F-35 Lightning II Joint Strike Fighter by delivering the center fuselage for the first

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	11
production F-35 aircraft. The delivery extended Northrop Grumman’s unbroken record of on-time center fuselage deliveries to 19.

•	Northrop Grumman delivered the second geosynchronous orbit payload for integration and final system-level testing for the Space Based Infrared System, the nation’s next-generation missile warning system.

•	The Northrop Grumman-built Lunar Crater Observation and Sensing Satellite (LCROSS) was successfully launched and completed a critical swing-by maneuver of the moon. This maneuver put LCROSS, built under contract to NASA Ames Research Center, on a trajectory to complete its mission to search for water ice on the moon in early October.

•	Northrop Grumman and the U.S. Air Force unveiled the next generation of high-flying unmanned aircraft, the RQ-4 Block 40 Global Hawk, in a ceremony at Northrop Grumman’s Palmdale, Calif., manufacturing facility.

•	The board of directors increased Northrop Grumman’s quarterly dividend 7.5 percent to $0.43 per share on Northrop Grumman common stock, from $0.40 per share. The company has increased its quarterly dividend in each of the last five years, and it has more than doubled since 2003.
About Northrop Grumman
     Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
     Northrop Grumman will webcast its earnings conference call at 11:30 a.m. EDT on July 23, 2009. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Statements in this release and the attachments, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “guidance,” “target,” “trends,” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. These statements are not guarantees of future performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane-related insurance recoveries; costs of environmental

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Second Quarter 2009 Results	12
remediation; our relationships with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operational or quality setbacks in contract performance; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.
LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com
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Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Six months ended
	June 30		June 30
$ in millions, except per share amounts	2009	2008	2009	2008

Sales and Service Revenues
Product sales	$5,420	$4,849	$9,990	$9,243
Service revenues	3,537	3,779	7,287	7,109

Total sales and service revenues	8,957	8,628	17,277	16,352

Cost of Sales and Service Revenues
Cost of product sales	4,345	3,793	7,980	7,522
Cost of service revenues	3,185	3,232	6,466	6,025
General and administrative expenses	774	797	1,523	1,535

Operating income	653	806	1,308	1,270
Other (expense) income
Interest expense	(70)	(72)	(143)	(149)
Other, net	13	5	21	27

Earnings from continuing operations before income taxes	596	739	1,186	1,148
Federal and foreign income taxes	202	256	403	402

Earnings from continuing operations	394	483	783	746
Earnings from discontinued operations, net of tax		12		13

Net earnings	$394	$495	$783	$759

Basic Earnings Per Share
Continuing operations	$1.22	$1.42	$2.41	$2.20
Discontinued operations		.04		.04

Basic earnings per share	$1.22	$1.46	$2.41	$2.24

Weighted-average common shares outstanding, in millions	322.0	339.0	324.4	338.7

Diluted Earnings Per Share
Continuing operations	$1.21	$1.40	$2.38	$2.15
Discontinued operations		.04		.04

Diluted earnings per share	$1.21	$1.44	$2.38	$2.19

Weighted-average diluted shares outstanding, in millions	325.8	344.1	328.9	346.7

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(unaudited)

	June 30,	December 31,
$ in millions	2009	2008

Assets
Cash and cash equivalents	$1,056	$1,504
Accounts receivable, net of progress payments	4,251	3,904
Inventoried costs, net of progress payments	1,099	1,003
Deferred tax assets	487	549
Prepaid expenses and other current assets	363	229

Total current assets	7,256	7,189
Property, plant, and equipment, net of accumulated depreciation of $4,053 in 2009 and $3,803 in 2008	4,778	4,810
Goodwill	14,536	14,518
Other purchased intangibles, net of accumulated amortization of $1,847 in 2009 and $1,795 in 2008	925	947
Pension and post-retirement plan assets	292	290
Long-term deferred tax assets	1,414	1,510
Miscellaneous other assets	947	933

Total assets	$30,148	$30,197

Liabilities
Notes payable to banks	$27	$24
Current portion of long-term debt	493	477
Trade accounts payable	1,774	1,943
Accrued employees’ compensation	1,325	1,284
Advance payments and billings in excess of costs incurred	2,050	2,036
Other current liabilities	1,574	1,660

Total current liabilities	7,243	7,424
Long-term debt, net of current portion	3,348	3,443
Pension and post-retirement plan liabilities	5,816	5,823
Other long-term liabilities	1,552	1,587

Total liabilities	17,959	18,277

Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2009 — 319,156,206; 2008 — 327,012,663	319	327
Paid-in capital	9,243	9,645
Retained earnings	6,104	5,590
Accumulated other comprehensive loss	(3,477)	(3,642)

Total shareholders’ equity	12,189	11,920

Total liabilities and shareholders’ equity	$30,148	$30,197

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30
$ in millions	2009	2008

Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$3,560	$3,319
Collections on billings	13,298	12,983
Other cash receipts	20	37

Total sources of cash — continuing operations	16,878	16,339

Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(15,554)	(14,855)
Interest paid, net of interest received	(141)	(153)
Income taxes paid, net of refunds received	(467)	(482)
Excess tax benefits from stock-based compensation		(45)
Other cash payments	(58)	(7)

Total uses of cash — continuing operations	(16,220)	(15,542)

Cash provided by continuing operations	658	797
Cash provided by discontinued operations		4

Net cash provided by operating activities	658	801

Investing Activities
Proceeds from sale of business, net of cash divested		175
Payments for businesses purchased	(33)
Additions to property, plant, and equipment	(297)	(277)
Payments for outsourcing contract costs and related software costs	(37)	(77)
Decrease in restricted cash	3	37
Other investing activities, net	2	10

Net cash used in investing activities	(362)	(132)

Financing Activities
Net borrowings (payments) under lines of credit	3	(3)
Principal payments of long-term debt	(72)	(109)
Proceeds from exercises of stock options and issuances of common stock	17	82
Dividends paid	(269)	(261)
Excess tax benefits from stock-based compensation		45
Common stock repurchases	(423)	(805)

Net cash used in financing activities	(744)	(1,051)

Decrease in cash and cash equivalents	(448)	(382)
Cash and cash equivalents, beginning of period	1,504	963

Cash and cash equivalents, end of period	$1,056	$581

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30
$ in millions	2009	2008

Reconciliation of Net Earnings to Net Cash Provided by Operating Activities
Net earnings	$783	$759
Adjustments to reconcile to net cash provided by operating activities
Depreciation	280	276
Amortization of assets	75	109
Stock-based compensation	55	83
Excess tax benefits from stock-based compensation		(45)
Pre-tax gain on sale of business		(58)
Decrease (increase) in
Accounts receivable	(3,340)	(3,691)
Inventoried costs	(354)	(304)
Prepaid expenses and other current assets	(75)	(40)
Increase (decrease) in
Progress payments	3,252	3,370
Accounts payable and accruals	(241)	215
Deferred income taxes	61	121
Income taxes payable	(48)	(84)
Retiree benefits	171	46
Other non-cash transactions, net	39	40

Cash provided by continuing operations	658	797
Cash provided by discontinued operations		4

Net cash provided by operating activities	$658	$801

Non-Cash Investing and Financing Activities
Sale of business
Liabilities assumed by purchaser		$(18)

Mandatorily redeemable convertible preferred stock converted into common stock		$350

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG AND CONTRACT AWARDS
(unaudited)

$ in millions	June 30, 2009					December 31, 2008 (3)
	FUNDED	(1)	UNFUNDED	(2)	TOTAL BACKLOG	FUNDED	(1)	UNFUNDED	(2)	TOTAL BACKLOG

Aerospace Systems	$8,408		$16,340		$24,748	$7,648		$22,883		$30,531
Electronic Systems	7,962		2,809		10,771	8,391		2,124		10,515
Information Systems	4,934		4,677		9,611	5,310		4,672		9,982
Shipbuilding	12,587		8,426		21,013	14,205		8,148		22,353
Technical Services	1,836		2,383		4,219	1,840		2,831		4,671

Total	$35,727		$34,635		$70,362	$37,394		$40,658		$78,052

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer. Unfunded backlog excludes unexercised contract options and unfunded Indefinite Delivery Indefinite Quantity (IDIQ) orders.

(3)	Certain prior period amounts have been reclassified to conform to the 2009 presentation.
New Awards — The estimated value of contract awards included in backlog during the six months ended June 30, 2009, was approximately $14.6 billion.
Backlog Adjustment — In the second quarter of 2009, the company was notified that the Kinetic Energy Interceptor (KEI) program was terminated for convenience by the Missile Defense Agency. The KEI termination was recorded as a reduction to total backlog of $5.1 billion at Aerospace Systems.

SCHEDULE 6
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENT OPERATING RESULTS
($ in millions)
(unaudited)

	NET SALES							SEGMENT OPERATING INCOME (3)
	2006	2007	2008					2006	2007	2008
	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended				Total
	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year

AS REPORTED (1)
Information & Services
Mission Systems	$4,704	$5,077	$1,298	$1,388	$1,417	$1,537	$5,640	$451	$508	$128	$133	$128	$119	$508
Information Technology	3,962	4,486	1,085	1,215	1,085	1,133	4,518	342	329	89	82	37	97	305
Technical Services	1,858	2,177	505	572	607	612	2,296	120	120	26	36	31	28	121

	10,524	11,740	2,888	3,175	3,109	3,282	12,454	913	957	243	251	196	244	934

Aerospace
Integrated Systems	5,500	5,067	1,340	1,358	1,345	1,461	5,504	551	591	170	143	144	156	613
Space Technology	3,869	4,176	1,022	1,118	1,079	1,117	4,336	311	329	82	93	90	(461)	(196)

	9,369	9,243	2,362	2,476	2,424	2,578	9,840	862	920	252	236	234	(305)	417

Electronics	6,267	6,528	1,555	1,675	1,814	2,046	7,090	786	813	209	202	264	277	952

Shipbuilding	5,321	5,788	1,264	1,688	1,451	1,742	6,145	393	538	(218)	126	118	(2,333)	(2,307)

Intersegment Eliminations	(1,490)	(1,471)	(345)	(386)	(417)	(494)	(1,642)	(117)	(113)	(28)	(31)	(44)	(38)	(141)

Total	$29,991	$31,828	$7,724	$8,628	$8,381	$9,154	$33,887	$2,837	$3,115	$458	$784	$768	$(2,155)	$(145)

REALIGNED (2)

Aerospace Systems	$9,358	$9,234	$2,361	$2,472	$2,417	$2,575	$9,825	$861	$919	$252	$236	$233	$(305)	$416

Electronic Systems	6,201	6,466	1,545	1,665	1,808	2,030	7,048	783	809	209	201	261	276	947

Information Systems	8,383	9,245	2,298	2,512	2,410	2,557	9,777	771	815	212	207	156	208	783

Shipbuilding	5,321	5,788	1,264	1,688	1,451	1,742	6,145	393	538	(218)	126	118	(2,333)	(2,307)

Technical Services	2,090	2,422	558	634	665	678	2,535	139	139	29	42	39	34	144

Intersegment Eliminations	(1,362)	(1,327)	(302)	(343)	(370)	(428)	(1,443)	(110)	(105)	(26)	(28)	(39)	(35)	(128)

Total	$29,991	$31,828	$7,724	$8,628	$8,381	$9,154	$33,887	$2,837	$3,115	$458	$784	$768	$(2,155)	$(145)

NOTE: There have been no changes to the realigned segment operating results since this schedule was first made available with the First Quarter 2009 earnings release filed on April 22, 2009.

(1)	“As reported” amounts are as of December 31, 2008, which reflects the Park Air / Remotec realignment, Missile Systems realignment, and the presentation of Electro-Optical Systems as a discontinued operation and are reported in the 2008 Form 10-K. 2008 quarterly results for the three months ended Mar. 31, Jun. 30, and Sep. 30 were previously reported in Schedule 6 of the Third Quarter 2008 earnings release.

(2)	Reported amounts adjusted to reflect the realignment of certain logistics, services, and technical support programs and assets from the Information Systems and Electronic Systems segments to the Technical Services segment and the streamlining of the company’s organizational structure by reducing the number of operating segments from seven to five.

(3)	Non-GAAP measure. Management uses segment operating income as an internal measure of financial performance for the individual business segments.